EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Duquesne Light Holdings, Inc. (the “Company”) for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Morgan K. O’Brien, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

WITNESS the due execution hereof this 15th day of March, 2004.

/s/ Morgan K. O’Brien
Morgan K. O’Brien
President and Chief Executive Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 has been provided to the Company, who will retain it and furnish a copy to the Securities and Exchange Commission or its staff upon request.